UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2011

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 150

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) On October 21, 2011, NGA Holdco, LLC (the “Company”) engaged Piercy Bowler Taylor & Kern (“PBTK”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements. During the Company’s two most recent fiscal years ended December 31, 2009 and 2010 and through October 21, 2011 (collectively, the “Pre-engagement Period”), neither the Company nor anyone acting on the Company’s behalf consulted the Company’s new independent registered public accounting firm, PBTK, regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and, during the Pre-engagement Period, no written report or oral advice was provided to the Company by PBTK that was considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (iii) any matter that was the subject of either a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, during the Pre-engagement Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: October 20, 2011	By:	/s/ Timothy T. Janszen

Timothy T. Janszen, Operating Manager